UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2023

Southport Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1745 Grand Avenue Del Mar, California	92014
(Address of principal executive offices)	(Zip Code)

(917) 503-9722

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	PORT.U	The New York Stock Exchange
Class A common stock, $0.0001 par value per share	PORT	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, subject to adjustment	PORT.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Southport Acquisition Corporation’s (the “Company”) financial statements as of and for the year ended December 31, 2022, the Company’s management identified a correction required to be made to its previously issued financial statements as of and for the three and nine months ended September 30, 2022 (the “Original Financial Statements”), which financial statements were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2022. The errors arose from the presentation of the Company’s Statement of Cash Flows. Specifically, the Company previously presented dividend and interest income on marketable securities held in the trust account as an adjustment to net income in the cash flows from operating activities section of the Statement of Cash Flows. Management has since determined that it should present dividend and interest income on marketable securities held in the trust account within the cash flows from investing activities section of the Statement of Cash Flows. Additionally, a sale and purchase of marketable securities held in the trust account was not presented within the cash flows from investing activities section of the Statement of Cash Flows. As a result, management has noted a required reclassification related to dividend and interest income on marketable securities of $990,869 held in the trust account from the cash flows from operating section to the cash flows from investing section of the Statement of Cash Flows. The Company will also present the sale and purchase of marketable securities held in the trust account of $235,156,272 within the cash flows from investing section of the Statement of Cash Flows. These adjustments have resulted in a restatement of the Original Financial Statements.

As a result, after discussion with BDO LLP, the Company’s independent registered public accounting firm, on May 3, 2023, the Company’s management and the audit committee of the Company’s board of directors concluded that the Original Financial Statements should no longer be relied upon and are to be restated in order to correct the presentation errors on the Statements of Cash Flows. Accordingly, the Company will disclose the impact of such restatement on its Original Financial Statements in its Annual Report on Form 10-K as of and for the year ended December 31, 2022 (the “2022 Form 10-K”), which the Company intends to file with the SEC as soon as reasonably practicable after the filing of this Current Report on Form 8-K. The Company has not amended its previously filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. The financial information that has been previously filed or otherwise reported in the Original Financial Statements will be superseded by the information in the 2022 Form10-K.

The Company’s management has concluded that in light of the errors described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the 2022 Form 10-K.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no duty to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southport Acquisition Corporation

Date: May 8, 2023	By:	/s/ Jeb Spencer
		Name:	Jeb Spencer
		Title:	Chief Executive Officer